Exhibit 99.1

Information Relating to Part II.

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of Class A common stock of Carvana Co., registered pursuant to the automatic shelf Registration Statement on Form S-3 (Registration No. 333-231606) filed on May 20, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the FINRA fee, which was paid in connection with the filing of the Registration Statement, and the Securities and Exchange Commission registration fee.

Amount to be paid
Securities and Exchange Commission registration fee	$38,051
FINRA fee	225,500
Printing expenses	60,000
Accounting fees and expenses	75,000
Legal fees and expenses	200,000
Transfer Agent fees and expenses	5,000
Miscellaneous expenses	100,000

Total	$703,551